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                                                                      Exhibit 23



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Genovese Drug Stores, Inc.

We consent of the incorporation by reference in the Registration Statement on Forms S-8 for the 1984 Employee Stock Option and Appreciation Rights Plan and the 1987 Executive Bonus and Stock Plan of our report dated March 3, 1997 appearing in this Annual Report on Form 10-K of Genovese Drug Stores, Inc. for the year ended January 31, 1997.








/s/ Deloitte & Touche LLP

Jericho, New York
April 10, 1997